         Exhibit 99.1

Azenta Reports Second Quarter Results for Fiscal 2025, Ended March 31, 2025

BURLINGTON, Mass., May 7, 2025 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the second quarter ended March 31, 2025.

The results of B Medical Systems are treated as discontinued operations and reflected in total diluted EPS, following the Company’s announcement in the first fiscal quarter of 2025 of its intention to pursue a sale.

	Quarter Ended
Dollars in millions, except per share data	March 31,	December 31,	March 31,	Change
	2025	2024	2024	Prior Qtr	Prior Yr.
Revenue from Continuing Operations	$143	$148	$136	(3)%	5%
Organic growth					6%
Sample Management Solutions	$80	$81	$74	(2)%	8%
Multiomics	$64	$66	$62	(4)%	2%

Diluted EPS Continuing Operations	$(0.40)	$(0.21)	$(0.29)	(93)%	(36)%
Diluted EPS Total	$(0.88)	$(0.29)	$(2.47)	NM	64%

Non-GAAP Diluted EPS Continuing Operations	$0.05	$0.08	$0.06	(43)%	(23)%
Adjusted EBITDA - Continuing Operations	$14	$13	$8	7%	75%
Adjusted EBITDA Margin - Continuing Operations	10.0%	9.0%	6.0%

Management Comments

"We delivered another quarter of strong performance in an evolving and uncertain macroeconomic environment. Our performance in the second quarter and first half of our fiscal year demonstrates the resilience of our portfolio and the dedication of our teams that focus on our customers with our clearly differentiated products and services,” said John Marotta, President and CEO. “We have a healthy balance sheet, and strong cash position, which provides optionality to continue investing in our long-term growth plans while maintaining our continued disciplined in capital deployment. We remain confident in our positioning and disciplined in how we operate the business while navigating these uncertain times."

Second Quarter Fiscal 2025 Results - Continuing Operations

●

Revenue was $143 million, up 5% year over year. Organic revenue, which excludes the impact from foreign exchange, was up 6% year over year. The year-over-year revenue increase was attributable to higher Sample Management Solutions and Multiomics revenues.

●	Sample Management Solutions revenue was $80 million, up 8% year over year.
o	Organic revenue grew 8%, mainly driven by higher revenues in Sample Repository Solutions and Core Products, particularly in Consumables and Instruments, Sample Storage, Clinical Stores and Product Services.
●	Multiomics revenue was $64 million, up 2% year over year.
o	Organic revenue grew 3% year over year, primarily driven by growth in Next Generation Sequencing, partially offset by a year-over-year decline in Sanger Sequencing and Gene Synthesis.

Summary of GAAP Earnings Results - Continuing Operations

●	Operating loss was $16 million. Operating margin was (11.3%), up 650 basis points year over year.
o	Gross margin was 45.9%, up 140 basis points year over year, mainly driven by higher revenue, favorable sales mix and operational efficiencies.
o	Operating expenses were $82 million, down 3% year over year, primarily due to lower research and development expense and the impact of non-recurring intangible asset impairment charges recorded in the same period last year. These were partially offset by higher selling, general and administrative expenses, as well as increased restructuring and transformation charges.
●	Other income included $4 million of net interest income versus $9.5 million in the prior year period.
●

Diluted EPS from continuing operations was ($0.40) compared to ($0.29) in the second quarter of fiscal year 2024. Diluted EPS from discontinued operations was ($0.49). Total diluted EPS was ($0.88), compared to ($2.47) a year ago.

Summary of Non-GAAP Earnings Results - Continuing Operations

●	Adjusted operating loss was $0.6 million. Adjusted operating margin was (0.4%), an improvement of 280 basis points year over year.
o	Adjusted gross margin was 47.5%, up 130 basis points compared to the second quarter of fiscal 2024, primarily driven by higher revenue, favorable sales mix and operating efficiencies.
o

Adjusted operating expense in the quarter was $69 million, up 2% year over year, primarily driven by higher selling, general and administrative expenses, partially offset by lower research and development costs.

●	Adjusted EBITDA was $14 million, and Adjusted EBITDA margin was 10.0%, an improvement of 400 basis points year over year.
●	Non-GAAP Diluted EPS was $0.05, compared to $0.06 one year ago.

Cash and Liquidity as of March 31, 2025

●

The Company ended the quarter with a total balance of cash, cash equivalents, restricted cash and marketable securities of $540 million, which includes $27 million of cash held in discontinued operations.

●	Operating cash flow was $14 million in the quarter. Capital expenditures were $7 million, and free cash flow (cash flow from operations less capital expenditures) was $7 million.

Guidance for Continuing Operations for Full Year Fiscal 2025

●	The Company is reiterating its revenue guidance for fiscal year 2025:
o	Total organic revenue is expected to grow in the range of 3% to 5% relative to fiscal 2024.
o	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points relative to fiscal 2024.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures costs, governance-related matters, goodwill and intangible impairments, and other gains and charges that are not representative of the normal operations of the business.

Conference Call and Webcast

Azenta management will webcast its second quarter fiscal 2025 earnings conference call today at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets and statements of operations. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: uncertainties in global political and economic conditions, including the imposition of additional tariffs on goods imported into the US, our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstance on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue
Products	$41,955	$38,772	$85,782	$82,479
Services	101,463	97,583	205,146	195,601
Total revenue	143,418	136,355	290,928	278,080
Cost of revenue
Products	23,159	24,015	48,493	50,798
Services	54,373	51,676	107,878	104,875
Total cost of revenue	77,532	75,691	156,371	155,673
Gross profit	65,886	60,664	134,557	122,407
Operating expenses
Research and development	6,869	7,733	13,249	15,046
Selling, general and administrative	71,588	69,058	144,801	138,947
Impairment of intangible assets	—	4,658	—	4,658
Restructuring charges	3,580	3,428	4,011	4,214
Total operating expenses	82,037	84,877	162,061	162,865
Operating loss	(16,151)	(24,213)	(27,504)	(40,458)
Other income
Interest income, net	4,489	9,479	8,787	19,434
Other income (expense), net	1,157	(268)	2,360	250
Loss before income taxes	(10,505)	(15,002)	(16,357)	(20,774)
Income tax expense	7,680	1,200	11,249	2,620
Loss from continuing operations	(18,185)	(16,202)	(27,606)	(23,394)
Loss from discontinued operations, net of tax	(22,271)	(120,678)	(26,190)	(129,210)
Net loss	$(40,456)	$(136,880)	$(53,796)	$(152,604)
Basic net loss per share:
Loss from continuing operations	$(0.40)	$(0.29)	$(0.60)	$(0.42)
Loss from discontinued operations, net of tax	(0.49)	(2.18)	(0.57)	(2.30)
Basic net loss per share	$(0.88)	$(2.47)	$(1.18)	$(2.72)
Diluted net loss per share:
Loss from continuing operations	$(0.40)	$(0.29)	$(0.60)	$(0.42)
Loss from discontinued operations, net of tax	(0.49)	(2.18)	(0.57)	(2.30)
Diluted net loss per share	$(0.88)	$(2.47)	$(1.18)	$(2.72)
Weighted average shares used in computing net loss per share:
Basic	45,732	55,440	45,658	56,078
Diluted	45,732	55,440	45,658	56,078

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	March 31,	September 30,
	2025	2024

Assets
Current assets
Cash and cash equivalents	$253,642	$280,030
Short-term marketable securities	74,697	151,162
Accounts receivable, net of allowance for expected credit losses ($5,624 and $5,349, respectively)	149,490	156,273
Inventories	83,321	78,923
Short-term restricted cash	2,102	2,069
Prepaid expenses and other current assets	67,590	75,456
Current assets held for sale	79,754	88,894
Total current assets	710,596	832,807
Property, plant and equipment, net	151,716	155,622
Long-term marketable securities	176,781	49,454
Long-term deferred tax assets	731	837
Operating lease right-of-use assets	59,856	60,406
Goodwill	682,955	691,409
Intangible assets, net	111,202	125,042
Other assets	7,125	10,670
Noncurrent assets held for sale	140,963	173,794
Total assets	$2,041,925	$2,100,041
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$39,155	$33,344
Deferred revenue	41,608	30,493
Accrued warranty and retrofit costs	5,237	5,213
Accrued compensation and benefits	26,039	27,785
Accrued customer deposits	26,318	22,324
Accrued income taxes payable	10,321	9,266
Accrued expenses and other current liabilities	43,102	46,364
Current liabilities held for sale	28,933	30,050
Total current liabilities	220,713	204,839
Long-term tax reserves	417	398
Long-term deferred tax liabilities	22,458	18,084
Long-term operating lease liabilities	53,696	56,683
Other long-term liabilities	10,062	8,874
Noncurrent liabilities held for sale	33,087	42,196
Total liabilities	340,433	331,074

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 59,237,887 shares issued and 45,776,018 shares outstanding at March 31, 2025; 59,031,953 shares issued and 45,570,084 shares outstanding at September 30, 2024	593	590
Additional paid-in capital	520,961	505,958
Accumulated other comprehensive loss	(42,149)	(13,464)
Treasury stock, at cost - 13,461,869 shares at March 31, 2025 and September 30, 2024	(200,956)	(200,956)
Retained earnings	1,423,043	1,476,839
Total stockholders' equity	1,701,492	1,768,967
Total liabilities and stockholders' equity	$2,041,925	$2,100,041

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(53,796)	$(152,604)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,053	44,214
Impairment of goodwill and intangible assets	—	115,975
Loss on assets held for sale	24,187	—
Inventory write-downs and other asset write-offs	4,326	7,499
Stock-based compensation	13,453	8,804
Amortization and accretion on marketable securities	(983)	(2,084)
Deferred income taxes	(1,885)	(9,456)
(Gain) loss on disposals of property, plant and equipment	(7)	260
Changes in operating assets and liabilities:
Accounts receivable	6,713	2,922
Inventories	(6,030)	8,238
Accounts payable	1,864	936
Deferred revenue	12,042	3,379
Accrued warranty and retrofit costs	343	(714)
Accrued compensation and tax withholdings	(2,379)	(7,831)
Accrued restructuring costs	1,548	1,454
Other assets and liabilities	12,752	1,379
Net cash provided by operating activities	44,201	22,371
Cash flows from investing activities
Purchases of property, plant and equipment	(15,158)	(19,542)
Purchases of marketable securities	(236,237)	(345,447)
Sales and maturities of marketable securities	184,636	190,504
Proceeds from other investment	2,130	—
Net investment hedge settlement	3,043	1,476
Net cash used in investing activities	(61,586)	(173,009)
Cash flows from financing activities
Proceeds from issuance of common stock	1,553	1,678
Payments of finance leases	(457)	(386)
Share repurchases	—	(186,834)
Excise tax payment for settled share repurchases	(11,376)	—
Net cash used in financing activities	(10,280)	(185,542)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(4,459)	16,255
Net decrease in cash, cash equivalents and restricted cash	(32,124)	(319,925)
Cash, cash equivalents and restricted cash, beginning of period	320,990	684,045
Cash, cash equivalents and restricted cash, end of period	$288,866	$364,120
Supplemental disclosures:
Cash (received) / paid for income taxes, net	(4,594)	5,008
Purchases of property, plant and equipment included in accounts payable and accrued expenses	5,773	2,270
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
	March 31,	September 30,
	2025	2024
Cash and cash equivalents of continuing operations	$253,642	$280,030
Cash included in current assets held for sale	27,025	30,899
Short-term restricted cash	2,102	2,069
Long-term restricted cash included in other assets	6,097	7,992
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$288,866	$320,990

Notes on Non-GAAP Financial Measures - Continuing Operations

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	March 31, 2025		December 31, 2024		March 31, 2024
		per diluted		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share	$	share
Net loss from continuing operations	$(18,185)	$(0.40)	$(9,421)	$(0.21)	$(16,202)	$(0.29)
Adjustments:
Amortization of completed technology	2,308	0.05	1,500	0.03	2,067	0.04
Amortization of other intangible assets	3,803	0.08	4,573	0.10	5,152	0.09
Transformation costs(1)	5,183	0.11	3,046	0.07	4,095	0.07
Restructuring charges	3,580	0.08	431	0.01	3,428	0.06
Impairment of intangible assets	—	—	—	—	4,658	0.08
Merger and acquisition costs and costs related to share repurchase(2)	688	0.02	1,570	0.03	426	0.01
Investment income(3)	(2,130)	(0.05)	—	—	—	—
Tax adjustments(4)	6,900	0.15	408	0.01	1,645	0.03
Tax effect of adjustments	(40)	(0.00)	1,530	0.03	(1,959)	(0.04)
Non-GAAP adjusted net income from continuing operations	$2,107	$0.05	$3,637	$0.08	$3,310	$0.06
Stock-based compensation, pre-tax	8,031	0.18	4,872	0.11	5,410	0.10
Tax rate	17%	—	15%	—	12%	—
Stock-based compensation, net of tax	6,690	0.15	4,141	0.09	4,761	0.09
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$8,797	$0.19	$7,778	$0.17	$8,071	$0.15

Shares used in computing non-GAAP diluted net income per share	—	45,732	—	45,626	—	55,440

	Six Months Ended
	March 31, 2025		March 31, 2024
		per diluted		per diluted
Amounts in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(27,606)	$(0.60)	$(23,394)	$(0.42)
Adjustments:
Amortization of completed technology	3,808	0.08	3,923	0.07
Amortization of other intangible assets	8,376	0.18	10,523	0.19
Transformation costs(1)	8,229	0.18	4,136	0.07
Restructuring charges	4,011	0.09	4,214	0.08
Impairment of intangible assets	—	—	4,658	0.08
Merger and acquisition costs and costs related to share repurchase(2)	2,258	0.05	4,747	0.08
Investment income(3)	(2,130)	(0.05)	—	—
Tax adjustments(4)	7,308	0.16	3,338	0.06
Tax effect of adjustments	1,490	0.03	(4,288)	(0.08)
Non-GAAP adjusted net income from continuing operations	$5,744	$0.13	$7,857	$0.14
Stock-based compensation, pre-tax	12,904	0.28	8,411	0.15
Tax rate	17%	—	12%	—
Stock-based compensation, net of tax	10,749	0.24	7,402	0.13
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$16,493	$0.36	$15,259	$0.27

Shares used in computing non-GAAP diluted net income per share	—	45,658	—	56,078

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

(2)	Includes expenses related to governance-related matters.
(3)	The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis during the three months ended March 31, 2025. The gain is non-recurring and non-operational in nature.
(4)

Tax adjustments during all periods include adjustments to tax benefits related to stock compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the three and six months ended March 31, 2025 include $6.6 million of tax expenses related to a one-time repatriation of historical earnings from China.

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2025	2024	2024	2025	2024
GAAP net loss	$(40,456)	$(13,340)	$(136,880)	$(53,796)	$(152,604)
Less: Loss from discontinued operations	(22,271)	(3,919)	(120,678)	(26,190)	(129,210)
GAAP net loss from continuing operations	(18,185)	(9,421)	(16,202)	(27,606)	(23,394)
Adjustments:
Interest income, net	(4,489)	(4,298)	(9,479)	(8,787)	(19,434)
Income tax expense	7,680	3,569	1,200	11,249	2,620
Depreciation	7,818	7,474	7,395	15,292	14,815
Amortization of completed technology	2,308	1,500	2,067	3,808	3,923
Amortization of other intangible assets	3,803	4,573	5,152	8,376	10,523
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(1,065)	$3,397	$(9,867)	$2,332	$(10,947)

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2025	2024	2024	2025	2024
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$(1,065)	$3,397	$(9,867)	$2,332	$(10,947)
Adjustments:
Stock-based compensation	8,031	4,872	5,410	12,904	8,411
Restructuring charges	3,580	431	3,428	4,011	4,214
Impairment of intangible assets	—	—	4,658	—	4,658
Merger and acquisition costs and costs related to share repurchase(1)	688	1,570	426	2,258	4,747
Transformation costs(2)	5,183	3,046	4,095	8,229	4,136
Investment income(3)	(2,130)	—	—	(2,130)	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$14,287	$13,316	$8,150	$27,604	$15,219

(1)	Includes expenses related to governance-related matters.
(2)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

(3)

The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis during the three months ended March 31, 2025. The gain is non-recurring and non-operational in nature.

	Quarter Ended
Dollars in thousands	March 31, 2025		December 31, 2024		March 31, 2024
GAAP gross profit	$65,886	45.9%	$68,671	46.6%	$60,664	44.5%
Adjustments:
Amortization of completed technology	2,308	1.6%	1,500	1.0%	2,067	1.5%
Transformation costs(1)	—	—%	52	0.0%	359	0.3%
Other adjustments	(9)	(0.0)%	6	0.0%	—	—%
Non-GAAP adjusted gross profit	$68,185	47.5%	$70,229	47.6%	$63,091	46.3%

	Six Months Ended
Dollars in thousands	March 31, 2025		March 31, 2024
GAAP gross profit	$134,557	46.3%	$122,407	44.0%
Adjustments:
Amortization of completed technology	3,808	1.3%	3,923	1.4%
Transformation costs(1)	52	0.0%	359	0.1%
Non-GAAP adjusted gross profit	$138,417	47.6%	$126,689	45.6%

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	March 31,		December 31,		March 31,		March 31,		December 31,		March 31,
Dollars in thousands	2025		2024		2024		2025		2024		2024
GAAP gross profit	$38,251	47.9%	$38,114	46.9%	$32,943	44.4%	$27,635	43.5%	$30,557	46.1%	$27,721	44.6%
Adjustments:
Amortization of completed technology	1,449	1.8%	639	0.8%	1,028	1.4%	859	1.4%	861	1.3%	1,040	1.7%
Transformation costs(1)	—	—%	52	0.1%	359	0.5%	—	—%	—	—%	—	—%
Other adjustment	(9)	(0.0)%	5	0.0%	—	—%	—	—%	1	—%	—	—%
Non-GAAP adjusted gross profit	$39,691	49.7%	$38,810	47.8%	$34,330	46.3%	$28,494	44.9%	$31,419	47.4%	$28,761	46.2%

	Segment Total
	Quarter Ended
	March 31,		December 31,		March 31,
Dollars in thousands	2025		2024		2024
GAAP gross profit	$65,886	45.9%	$68,671	46.6%	$60,664	44.5%
Adjustments:
Amortization of completed technology	2,308	1.6%	1,500	1.0%	2,068	1.5%
Transformation costs(1)	—	—%	52	0.0%	359	0.3%
Other adjustment	(9)	(0.0)%	6	0.0%	—	—%
Non-GAAP adjusted gross profit	$68,185	47.5%	$70,229	47.6%	$63,091	46.3%

	Sample Management Solutions				Multiomics
	Six Months Ended				Six Months Ended
Dollars in thousands	March 31, 2025		March 31, 2024		March 31, 2025		March 31, 2024
GAAP gross profit	$76,366	47.4%	$66,215	43.2%	$58,191	44.8%	$56,192	45.0%
Adjustments:
Amortization of completed technology	2,088	1.3%	1,843	1.4%	1,720	1.3%	2,080	1.7%
Transformation costs(1)	52	0.0%	359	0.3%	—	—%	—	—%
Non-GAAP adjusted gross profit	$78,506	48.7%	$68,417	44.7%	$59,911	46.2%	$58,272	46.6%

	Segment Total
	Six Months Ended
Dollars in thousands	March 31, 2025		March 31, 2024
GAAP gross profit	$134,557	46.3%	$122,407	44.0%
Adjustments:
Amortization of completed technology	3,808	1.3%	3,923	1.4%
Transformation costs(1)	52	0.0%	359	0.1%
Non-GAAP adjusted gross profit	$138,417	47.6%	$126,689	45.6%

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions			Multiomics
	Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2025	2024	2024	2025	2024	2024
GAAP operating income (loss)	$567	$1,562	$(2,894)	$(6,132)	$(3,387)	$(3,920)
Adjustments:
Amortization of completed technology	1,449	639	1,028	859	861	1,040
Amortization of other intangible assets	—	13	52	—	—	—
Transformation costs(1)	2,606	103	359	—	—	—
Restructuring charges	—	—	—	(23)	23	—
Other adjustments	(9)	—	(2)	—	—	—
Non-GAAP adjusted operating income (loss)	$4,613	$2,317	$(1,457)	$(5,296)	$(2,503)	$(2,880)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
Dollars in thousands	2025	2024	2024	2025	2024	2024	2025	2024	2024
GAAP operating income (loss)	$(5,565)	$(1,825)	$(6,814)	$(10,586)	$(9,528)	$(17,399)	$(16,151)	$(11,353)	$(24,213)
Adjustments:
Amortization of completed technology	2,308	1,500	2,068	—	—	(1)	2,308	1,500	2,067
Amortization of other intangible assets	—	13	52	3,803	4,560	5,100	3,803	4,573	5,152
Transformation costs(1)	2,606	103	359	2,577	2,943	3,736	5,183	3,046	4,095
Restructuring charges	(23)	23	—	3,603	408	3,428	3,580	431	3,428
Impairment of intangible assets	—	—	—	—	—	4,658	—	—	4,658
Merger and acquisition costs and costs related to share repurchase(2)	—	—	—	688	1,570	426	688	1,570	426
Other adjustments	(9)	—	(2)	—	9	2	(9)	9	—
Non-GAAP adjusted operating income (loss)	$(683)	$(186)	$(4,337)	$85	$(38)	$(50)	$(598)	$(224)	$(4,387)

	Sample Management Solutions		Multiomics
	Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,
	2025	2024	2025	2024
GAAP operating income (loss)	$2,129	$(4,380)	$(9,519)	$(8,223)
Adjustments:
Amortization of completed technology	2,088	1,843	1,720	2,080
Amortization of other intangible assets	—	103	—	—
Transformation costs(1)	2,709	359	—	—
Other adjustments	4	2	3	(1)
Non-GAAP adjusted operating income (loss)	$6,930	$(2,073)	$(7,796)	$(6,144)

	Total Segments		Corporate		Total
	Six Months Ended		Six Months Ended		Six Months Ended
Dollars in thousands	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
	2024	2024	2025	2024	2025	2024
GAAP operating loss	$(7,390)	$(12,603)	$(20,114)	$(27,855)	$(27,504)	$(40,458)
Adjustments:
Amortization of completed technology	3,808	3,923	—	—	3,808	3,923
Amortization of other intangible assets	—	103	8,376	10,420	8,376	10,523
Transformation costs(1)	2,709	359	5,520	3,777	8,229	4,136
Restructuring charges	—	—	4,011	4,214	4,011	4,214
Impairment of intangible assets	—	—	—	4,658	—	4,658
Merger and acquisition costs and costs related to share repurchase(2)	—	—	2,258	4,747	2,258	4,747
Other adjustments	7	1	(7)	(2)	—	(1)
Non-GAAP adjusted operating income (loss)	$(866)	$(8,217)	$44	$(41)	$(822)	$(8,258)

(1)

Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 transformation plan and primarily relate to one time asset write downs associated with changes in technology, one time inventory write downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
Dollars in millions	2025	2024	Change	2025	2024	Change	2025	2024	Change
Revenue	$80	$74	8%	$64	$62	2%	$143	$136	5%
Currency exchange rates	0	—	1%	1	—	1%	1	—	1%
Organic revenue	$80	$74	8%	$64	$62	3%	$144	$136	6%

	Sample Management Solutions			Multiomics			Azenta Total
	Six Months Ended			Six Months Ended			Six Months Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
Dollars in millions	2025	2024	Change	2025	2024	Change	2025	2024	Change
Revenue	$161	$153	5%	$130	$125	4%	$291	$278	5%
Currency exchange rates	0	—	0%	1	—	0%	1	—	0%
Organic revenue	$161	$153	5%	$130	$125	4%	$292	$278	5%